UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 2, 2020, Ultragenyx Pharmaceutical Inc. (the “Company”) announced that Mardi C. Dier has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective as of November 2, 2020 (the “Effective Date”). Ms. Dier will succeed Shalini Sharp, who will cease to serve as the Executive Vice President and Chief Financial Officer of the Company as of the Effective Date, as described below under the heading “ – Amendment to Transition Agreement.”

Ms. Dier, age 56, previously served as Executive Vice President and Chief Financial Officer at Portola Pharmaceuticals, Inc., a biopharmaceutical company, from August 2006 to 2018 when her role was expanded to also include Chief Business Officer from 2018 through its acquisition by Alexion Pharmaceuticals in July 2020.  Previously, she served as Vice President of Investor Relations at Chiron Corporation (“Chiron”), a biotechnology company, from 2003 until its acquisition by Novartis Pharmaceuticals in 2006. Prior to joining Chiron, she worked as an investment banker at Prudential Securities, where she focused on client development, equity underwriting and mergers and acquisitions for biotechnology and other life sciences companies, and prior to that was in the audit department of KPMG Peat Marwick.

Since October 2017, Ms. Dier has served as a member of the board of directors of Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS), a biopharmaceutical company, and since March 2020, she has also served as a member of the board of directors of ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a biopharmaceutical company. She also currently serves as a member of the board of directors of Prelude Therapeutics, a privately held clinical stage biopharmaceutical company, a position she has held since August 2020.  She holds a BS in biology from Stanford University and an MBA from the Anderson School at the University of California, Los Angeles.

Ms. Dier does not have any family relationship with any of the Company’s executive officers or directors, nor has she engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

In connection with Ms. Dier’s appointment, the Company and Ms. Dier entered into an offer letter dated August 28, 2020 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Dier will receive an initial base salary of $550,000 per year and will be eligible to participate in the Company’s discretionary annual bonus program with a target bonus opportunity of 45% of her base salary, subject to the achievement of financial and other goals. In addition, the Company will provide Ms. Dier with a one-time sign-on bonus of $100,000, less applicable withholdings and subject to certain limitations. Subject to approval by the Company’s Compensation Committee of the Board of Directors, the Company will also grant Ms. Dier a stock option to purchase 40,000 shares of the Company’s common stock (the “Option”) and 40,000 restricted stock units (the “RSUs”) pursuant to the Company’s 2014 Incentive Plan (the “Plan”). The exercise price for the Option will be set at the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant. The Option will vest over four years, with 25% of the Option vesting on the first anniversary of the date of grant, and 1/48th of the Option vesting monthly thereafter. The RSUs will vest annually over a four-year period from the date of grant. Vesting of the Option and RSUs will be subject to Ms. Dier’s continued employment by the Company. The Option and RSUs will be governed by the Company’s standard form of award agreements and the Plan.  Ms. Dier will also be eligible to receive an annual equity award in 2021, without proration for any partial year of service, pursuant to the Company’s annual equity award grant program, with the amount of such grant determined by the Company in its full discretion.

Ms. Dier will also be eligible to receive as severance, among other things, an amount equivalent to (i) one year of her then-current base salary and (ii) her target bonus as then in effect if she is terminated without Cause (as defined in the Offer Letter) or resigns due to a Constructive Termination (as defined in the Offer Letter).  Ms. Dier’s equity-based compensation awards are also subject to accelerated vesting if, following a Covered Transaction (as defined in the Offer Letter), she is terminated without Cause or resigns due to a Constructive Termination.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

The Company will enter into its standard form of indemnification agreement with Ms. Dier, which will require the Company to indemnify Ms. Dier against certain liabilities that may arise as a result of her status or service as an executive officer of the Company. The description of the Company’s standard form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2020.

Amendment to Transition Agreement

As reported by the Company in its Current Report on Form 8-K filed with the SEC on March 6, 2020 (the “Form 8-K”), Shalini Sharp previously informed the Company of her decision to resign as the Company’s Executive Vice President and Chief Financial Officer effective as of the earlier of (i) the date her successor Chief Financial Officer commences employment with the Company and (ii) September 2, 2020.  The Company and Ms. Sharp entered into a Transition Letter Agreement dated March 5, 2020 (the “Transition Agreement”) in connection with her resignation, a copy of which is filed with the SEC as Exhibit 10.1 on the Form 8-K.

In connection with Ms. Dier’s appointment as the Company’s successor Executive Vice President and Chief Financial Officer as of the Effective Date, Ms. Sharp and the Company entered into an Amendment dated as of August 28, 2020 to the Transition Agreement (the “Amendment”) to, amongst other things, change her resignation date as the Company’s Executive Vice President and Chief

Financial Officer from September 2, 2020 to the Effective Date. Pursuant to the Amendment, following the Effective Date, Ms. Sharp will continue to be an employee of the Company until May 2, 2021 or such earlier date as mutually agreed between Ms. Sharp and the Company (the “Separation Date”).  The Amendment further amends the Transition Agreement to provide that following the Separation Date, any options to purchase shares in the Company stock, shares of restricted stock units and performance stock units previously granted to Ms. Sharp that are unvested as of the Separation Date will continue to vest and become exercisable in accordance with their terms until the date that is four months following the Separation Date (the “Vesting Expiration Date”) and all vested equity awards held by Ms. Sharp as of the Vesting Expiration Date will remain exercisable until 120 days after the Vesting Expiration Date.

The foregoing is only a summary of certain terms of the Amendment and is qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described in this report has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between Mardi C. Dier and Ultragenyx Pharmaceutical Inc. dated August 28, 2020.
10.2	Amendment dated as of August 28, 2020 to Transition Letter Agreement between Shalini Sharp and Ultragenyx Pharmaceutical Inc. dated as of March 5, 2020.
99.1	Press Release, dated September 2, 2020
104	The cover page from the Company’s Current Report on Form 8-K dated August 28, 2020 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	September 2, 2020	By:	/s/ Shalini Sharp
Shalini Sharp Executive Vice President, Chief Financial Officer